Exhibit 10.34

ASSIGNMENT, BILL OF SALE AND CONVEYANCE

STATE OF TEXAS	)(
KNOW ALL MEN BY THESE PRESENTS
COUNTY OF TITUS	)(

That, for TEN DOLLARS ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, Richard R. and Thyra K. Zeits, hereinafter referred to as “Assignor”, whose address is 1320 Treebrook Court Roswell, GA 30075, hereby BARGAINS, SELLS, TRANSFERS, ASSIGNS and CONVEY unto Energytec, Inc., hereinafter referred to as “Assignee”, whose address is 14785 Preston Road, Suite 550, Dallas, TX 75254 and to its successors and assigns, an interest in and to the leasehold estates or working interest created by those certain Oil and Gas Leases described in Exhibit “A”. The exact interest conveyed is specified in Exhibit “A”.

For the same consideration, Assignor does hereby BARGAIN, SELL, TRANSFER, ASSIGN and CONVEY unto Assignee, a prorata interest in all equipment, personal property, fixtures and improvements located on, used in connection with or appurtenant to the leases described in Exhibit “A”. The interest in the equipment, personal property, and fixtures are transferred to Assignee “AS IS”, “WITH ALL FAULTS” AND IN THEIR PRESENT STATE OF CONDITION AND REPAIR AND ASSIGNOR EXPRESSLY NEGATES AND IMPLIED WARRANTY OF MERCHANTABILITY OR WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, with respect to said interests in equipment, personal property and fixtures.

Assignor intends hereby to transfer and convey to Assignee, the proportionate part assigned of Assignor’s right, title and interest in and to the lands affected by the leases, including mineral and royalty interests, overriding royalty, net profits interests, production payments and any other economic interest owned by Assignor in the production of hydrocarbons and minerals therefrom; and interests in and to the pooling and unitization agreements, product purchase and sales contracts, leases, permits, rights-of way, easements, licenses, farm outs, options, and other beneficial contracts or instruments.

This assignment is subject to the terms and conditions of the original leases, all the intermediate assignments affecting the leases and to depth limitations, if any, with respect to the leases. As a part of the consideration for this Assignment, Assignee assumes its proportionate part of all responsibility for plugging the wells identified in Exhibit “A” in accordance with all the rules and regulations of the Railroad Commission of Texas.

TO HAVE AND TO HOLD the leasehold interests described in Exhibit “A” and the related properties and assets above described, unto Assignee, its successors and assigns, forever, without warranty either expressed or implied.

This instrument is executed this 19 day of February, 2004, but to be effective as of October 1, 2003, at 7:00 a.m.

/s/ Richard R. Zeits	/s/ Thyra K. Zeits
Richard R. Zeits “ASSIGNOR”	Thyra K. Zeits “ASSIGNOR”

Page Two

Assignment

STATE OF TEXAS

COUNTY OF CHEROKEE

This instrument was acknowledged before me on the 19th day of February, 2004 by Richard R. Zeits and Thyra K.Zeits.

/s/ Illegible
Notary Public, State of Georgia

EXHIBIT A

PARR LEASE

TITUS COUNTY, TEXAS

28.56 Acres, more or less, (sometimes called 34.45 acres) located in the Texas Central Railroad Company Survey, Abstract Number 663, Titus County, Texas described in that certain Deed dated March 23, 1956 from John Parr and wife, Virgie Parr to C. V. Riddle, and recorded in Volume 224 at Page 215 of the Deed of Records of Titus County, Texas.

Interest Assigned:

Working Interest:	48.000%
Net Revenue Interest	40.800%

STATE OF TEXAS COUNTY OF TITUS

I hereby certify that this instrument was FILED on the date and at the time stamped hereon by me and was duly RECORDED in the Volume and Page of the named RECORDS of Titus County, Texas, as stamped hereon by me on 3-16-04

Sherry Mars

/s/ Illegible	County Clerk
Deputy	Titus County, Texas